UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 30, 2007 (February 2, 2007)
PEROT SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22495	75-2230700

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 West Plano Parkway
Plano, Texas 75075
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code:
(972) 577-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     On January 30, 2007, Perot Systems Government Services, Inc. (“PSGS”), a wholly-owned subsidiary of Perot Systems Corporation (the “Company”), completed the acquisition of QSS Group, Inc., a Maryland corporation (“QSS”). QSS is an information technology services company providing services to the U.S. federal government and based in Lanham, Maryland. PSGS purchased all of the issued and outstanding stock of QSS for $250,000,000 from Frank F. Islam, Richard F. Bishop and the Richard F. Bishop Living Trust (collectively, the “Stockholders”). The Company and PSGS have no relationship with the Stockholders other than in respect of the acquisition of QSS. The Company and PSGS used available cash and borrowed $75,000,000 under its Amended and Restated Credit Agreement dated August 28, 2006 (the “Credit Agreement”), by and among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association, Suntrust Bank, Wells Fargo Bank, N.A., Wachovia Bank, N.A., Comerica Bank, Southwest Bank of Texas, N.A., Bank of Texas, N.A., The Bank of Tokyo-Mitsubishi, Ltd., Bank Hapoalim B.M., Mizuho Corporate Bank, Ltd., as Lenders, for the purchase of QSS.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     On January 30, 2007, the Company borrowed $75,000,000 under the Credit Agreement to fund a portion of the purchase price of QSS.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2007	PEROT SYSTEMS CORPORATION
	By:	/s/ Rex C. Mills
Rex C. Mills, Assistant Secretary